Exhibit 32.2
CERTIFICATION

I, Gino A. Bonanotte, Corporate Vice President and Acting Chief Financial Officer, Motorola Solutions, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that, to my knowledge:

(1)
the quarterly report on Form 10-Q for the period ended September 28, 2013 (the “Quarterly Report”), which this statement accompanies fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Motorola Solutions, Inc.

This certificate is being furnished solely for purposes of Section 906.

Date: October 23, 2013
/s/ GINO A. BONANOTTE
Gino A. Bonanotte
Corporate Vice President and Acting Chief Financial Officer
Motorola Solutions, Inc.